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                                                                    EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Evans Bancorp, Inc. on Form S-3 of our report dated January 28, 2003 on the consolidated statements of income, changes in stockholders' equity and cash flow of Evans Bancorp, Inc. and subsidiaries for the year ended December 31, 2002, appearing in the Annual Report on Form 10-K of Evans Bancorp, Inc. for the year ended December 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Buffalo, New York
March 28, 2005